Exhibit 24

                                Power of Attorney

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below, each of whom is a director and/or officer of Merrill Lynch & Co., Inc., the general partner of Merrill Lynch Preferred Funding I, L.P., Merrill Lynch Preferred Funding II, L.P., Merrill Lynch Preferred Funding III, L.P., Merrill Lynch Preferred Funding IV, L.P., Merrill Lynch Preferred Funding V, L.P., and Merrill Lynch Preferred Funding VI, L.P. (the "Partnerships"), constitutes and appoints E. Stanley O'Neal, Theresa Lang and Mark B. Goldfus, and each of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to approve and sign any and all reports or filings, and amendments thereto, to be filed pursuant to the Securities and Exchange Act of 1934 or the requirements of any other regulatory agency or body or stock exchange on behalf of the Partnerships, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission or such other agency or body or stock exchange, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

      This Power of Attorney has been signed below by the following persons in the capacities indicated on the 24th day of March, 1999.

            Signature                                Title
            ---------                                -----


     /s/ DAVID H. KOMANSKY             Chairman of the Board and Chief
-----------------------------------    Executive Officer
        (David H. Komansky)


     /s/ E. STANLEY O'NEAL             Executive Vice President and Chief
-----------------------------------    Financial Officer (Principal Financial
        (E. Stanley O'Neal)            Officer)


     /s/ AHMASS L. FAKAHANY            Senior Vice President and Controller
-----------------------------------    (Principal Accounting Officer)
        (Ahmass L. Fakahany)


     /s/ HERBERT M. ALLISON, JR.       Director
-----------------------------------
        (Herbert M. Allison, Jr.)

     /s/ W. H. CLARK                   Director
-----------------------------------
        (W. H. Clark)


     /s/ JILL K. CONWAY                Director
-----------------------------------
        (Jill K. Conway)


     /s/ STEPHEN L. HAMMERMAN          Director
-----------------------------------
        (Stephen L. Hammerman)


     /s/ EARLE H. HARBISON, JR.        Director
-----------------------------------
        (Earle H. Harbison, Jr.)


                                       Director
-----------------------------------
        (George B. Harvey)


     /s/ WILLIAM R. HOOVER             Director
-----------------------------------
        (William R. Hoover)


     /s/ ROBERT P. LUCIANO             Director
-----------------------------------
        (Robert P. Luciano)


     /s/ DAVID K. NEWBIGGING           Director
-----------------------------------
        (David K. Newbigging)


     /s/ AULANA L. PETERS              Director
-----------------------------------
        (Aulana L. Peters)


     /s/ JOHN J. PHELAN, JR.           Director
-----------------------------------
        (John J. Phelan, Jr.)


     /s/ JOHN L. STEFFENS              Director
-----------------------------------
        (John L. Steffens)


     /s/ WILLIAM L. WEISS              Director
-----------------------------------
        (William L. Weiss)